                                                                    Exhibit 99.2

1.   Letter to Members and Friends (Closed Accounts)

Dear Members and Friends:

     The Board of Directors of Peoples Building and Loan Association, F.A. ("Peoples Building and Loan") has adopted a plan to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). As a stock company, Peoples Building and Loan will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Peoples Building and Loan will increase its capital and will enable Peoples Building and Loan to support future banking activities. The Conversion will not affect your deposit accounts or loans with Peoples Building and Loan or existing FDIC insurance coverage for your deposit accounts.

     As part of the Conversion, Peoples Building and Loan has formed a holding company, PCB Holding Company, to will own all of the common stock of Peoples Building and Loan. PCB Holding Company is offering up to 345,000 shares of its common stock to customers of Peoples Building and Loan at a subscription price of $10.00 per share. As a depositor on either December 31, 1996, March 31, 1998, or April 30, 1998, or, as a borrower as of February 25, 1998 you have a preferential right to subscribe to purchase the stock of PCB Holding Company during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

     . PROSPECTUS containing detailed information about Peoples Building and Loan and the stock offering. Please read the Prospectus carefully before making your investment decision.

     . BROCHURE which answers frequently asked questions about the Conversion and stock offering.

     . STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of PCB Holding Company stock. Payment by check or written authorization to withdraw from a specified Peoples Building and Loan account must accompany each order form and certification. Orders of $25,000 or more must be paid by Peoples Building and Loan account withdrawals, certified funds, cashier's check, or money order. Order forms must be received by Peoples Building and Loan no later than 12:00 noon, Tell City, Indiana time on _________, 1998.

     If you would like to purchase PCB Holding Company stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at ( ) _________.

Letter to Members and Friends
Page 2


     If you are a current member of Peoples Building and Loan, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Peoples Building and Loan take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

     We believe it is in the best interest of Peoples Building and Loan to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at ( ) _____________.

Sincerely,



Carl D. Smith
President and Chief
   Executive Officer

Enclosures














--------------------------------------------------------------------------------

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

2.   Letter for branch packages, Stock Center, non-members.





Dear Prospective Investor:

     Peoples Building and Loan Association, F.A. ("Peoples Building and Loan") is converting from a federal mutual savings and loan association to a federal stock savings bank (the "Conversion").

     As part of the Conversion, Peoples Building and Loan has formed a holding company, PCB Holding Company, to own all of the common stock of Peoples Building and Loan. PCB Holding Company is offering to customers of Peoples Building and Loan up to 345,000 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of Peoples Building and Loan, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Subscription Offering and no assurance can be given that your order will be filled.

     For your convenience, enclosed are the following materials:


     o PROSPECTUS containing detailed information about Peoples Building and Loan and the stock offering. Please read the prospectus carefully before making your investment decision.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of PCB Holding Company stock. Payment by check or written authorization to withdraw from a specified Peoples Building and Loan account must accompany each order form and certification. Orders of $25,000 or more must be paid by Peoples Building and Loan account withdrawals, certified funds, cashier's check or money orders. If you are interested in purchasing shares of PCB Holding Company stock, your completed stock order form and certification along with payment must be received by Peoples Building and Loan by no later than 12:00 noon, Tell City, Indiana time on ________, 1998.


     We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (___) ___________.

Letter for Branch Packages, Stock Center, non-members
Page 2



     We are pleased to offer you this opportunity to invest in PCB Holding Company.


Sincerely,



Carl D. Smith
President and Chief
   Executive Officer

Enclosures






















--------------------------------------------------------------------------------

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED
--------------------------------------------------------------------------------

     3.   Capital Resources Cover Letter to Blue Sky States






To Depositors and Friends of Peoples Building and Loan Association, F.A.:

     Capital Resources, Inc. is an NASD member broker/dealer assisting Peoples Building and Loan Association, F.A. ("Peoples Building and Loan") in its conversion from a mutual to a stock organization.

     At the request of Peoples Building and Loan and PCB Holding Company, the proposed parent holding company of Peoples Building and Loan, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Peoples Building and Loan. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of PCB Holding Company

     We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (_____) _________.

                                              Very truly yours,



                                              Capital Resources, Inc.

Enclosures



--------------------------------------------------------------------------------

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

4.   Letter to Members in "Dark Blue-Sky" States and Foreign Accounts





Dear Member:

     Peoples Building and Loan Association, F.A. ("Peoples Building and Loan") is converting from a federal mutual savings and loan association to a federal stock savings bank with the concurrent formation of a holding company, PCB Holding Company.

     Enclosed you will find a Proxy Statement and Prospectus describing the conversion and proxy card(s). As a current member of Peoples Building and Loan, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the Plan of Conversion.

     Although you may vote on Peoples Building and Loan's Plan of Conversion, PCB Holding Company unfortunately is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of PCB Holding Company

     If you have any questions about your voting rights or the conversion in general, please call the Stock Center at (___) ___________.

Sincerely,



Carl D. Smith
President and Chief
   Executive Officer

Enclosures


--------------------------------------------------------------------------------

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS
ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION.  THE COMMON STOCK
OFFERED IN THE CONVERSION IS NOT A DEPOSIT OF ACCOUNT AND IS NOT
FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS BROCHURE
--------------------------------------------------------------------------------








                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                               PCB Holding Company

                         the Proposed Holding Company of
                   Peoples Building and Loan Association, F.A.

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 2






     You can be one of the initial stockholders of PCB Holding Company, the proposed holding company of Peoples Building and Loan Association, F.A. PCB Holding Company is "going public" as part of Peoples Building and Loan's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be known as Peoples Community Bank. Now you have the opportunity to invest in Peoples Building and Loan by purchasing stock in the initial offering of the holding company. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in PCB Holding Company

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 3


ABOUT THE TRANSACTION

1.   WHAT IS A CONVERSION?

     Peoples Building and Loan is now a federally chartered mutual savings and loan association with directors elected by our members. After the Conversion, we will be a stock savings bank owned by a holding company. The holding company, PCB Holding Company, will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain customers of Peoples Building and Loan and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.   WHAT IS PCB HOLDING COMPANY AND WHY WAS IT FORMED?

     PCB Holding Company is a newly organized holding company created by Peoples Building and Loan specifically to purchase 100% ownership in Peoples Building and Loan. The holding company currently has no stockholders, but is offering shares of its common stock to certain customers of Peoples Building and Loan and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of PCB Holding Company stock will support future banking activities and local expansion of the financial services currently offered through Peoples Building and Loan.

3.   WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

     The Conversion and sale of stock will increase Peoples Building and Loan's capital, enabling it to do many things, including possibly the following:

     -    support expansion of financial services

     -    facilitate future access to the capital markets

     Please review "Use of Proceeds" in the Prospectus for Peoples Building and Loan's and the holding company's initial plans with respect to the capital to be raised in the Conversion.

     There are certain risks in investing in PCB Holding Company common stock. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 4


4.   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

     No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.   HOW DO I BENEFIT FROM THE CONVERSION?

     Eligible depositors and borrowers will be given the opportunity to subscribe or place an order to purchase stock in PCB Holding Company and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Peoples Building and Loan to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK

6.   WHO MAY PURCHASE STOCK?

     PCB Holding Company is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase PCB Holding Company's common stock during the Subscription Offering.

     - Eligible Account Holders. Persons who had a savings deposit of at least $50 at Peoples Building and Loan on the Eligibility Record Date, December 31, 1996.

     - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 on the Supplemental Eligibility Record Date, March 31, 1998.

     - Other Members. Depositors and certain borrowers as of the Voting Record Date, April 30, 1998.

     PCB Holding Company may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 5


7.   WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

     The aggregate value of PCB Holding Company stock has been determined by an independent appraisal firm. The purchase price per share is $10.00. Up to 345,000 shares are being offered for sale (or up to 396,750 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

8.   WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

     Yes. All subscribers, including Peoples Building and Loan's Board of Directors and management, will pay the same price during the offering.

9.   ARE DEPOSITORS OBLIGATED TO BUY STOCK?

     No. But our depositors have a priority subscription right.

10.  HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

     The maximum number of shares that you may purchase, either alone or together with your associates or persons acting in concert with you, is 6,500.

11.  WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

     The minimum purchase limit is 25 shares.

12.  IS THE STOCK INSURED BY THE FDIC?

     No. Like any other common stock, PCB Holding Company stock will not be insured by the FDIC or any governmental agency.

13.  IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

     PCB Holding Company intends to list the common stock over-the-counter on the Pink Sheets or through the OTC-Bulletin Board. No assurance can be given, however, that quotes for PCB Holding Company stock will be available or that an investor will be able to resell the common stock at or above the purchase price after Conversion. Because of the small size of the offering it is unlikely that an active trading market for PCB Holding Company stock will develop.

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 6


14.  WILL THERE BE ANY DIVIDENDS?

     PCB Holding Company intends to adopt a policy of paying regular cash dividends. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of PCB Holding Company, Peoples Building and Loan's compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

     Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by PCB Holding Company prior to 12:00 noon, local time, on _________, 1998. The payment options for stock purchases are as follows:

     - Check or money order sent or delivered to Peoples Building and Loan. If payment is made by check or money order, interest will be earned at the passbook rate until the Conversion is completed.

     - Withdrawal of funds from any existing account of Peoples Building and Loan in an amount equal to the purchase price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from a Peoples Building and Loan account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

     - Orders of $25,000 or more must be paid by Peoples Building and Loan account withdrawals, certified funds, cashier's check, or money orders.

     - IRA purchases. If you wish to purchase shares of PCB Holding Company stock for an IRA account, either at Peoples Building and Loan or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (812) ________ so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 7


16.  MAY I CHANGE MY MIND?

     The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.  ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

     No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT MEMBERS' VOTING RIGHTS

18.  WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

     Depositors at the Voting Record Date of April 30, 1998 who continue to be depositors at the date of the Special Meeting are eligible to vote. Borrowers with loans outstanding on February 25, 1998 and through the Voting Record Date are also eligible to vote.

19.  HOW IS THE NUMBER OF VOTES DETERMINED?

     Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000. Each borrower who has voting rights is entitled to cast one vote, in addition to any votes a borrower has as a depositor.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE PCB HOLDING COMPANY STOCK?

     No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase PCB Holding Company stock. All members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.  WHAT HAPPENS IF I DON'T VOTE?

     Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 7


22.  MAY I COME TO THE SPECIAL MEETING AND VOTE?

     Yes. However, every member is encouraged to send a proxy card(s) to Peoples Building and Loan prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.  I RECEIVED MORE THAN ONE PROXY CARD. CAN I VOTE THEM ALL?

     Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

     No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.  IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

     No. After the Conversion, only stockholders will have voting rights. However, the operations of Peoples Building and Loan and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.  HOW MAY I GET MORE INFORMATION?

     We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                            Telephone: (812)_________

                                I M P O R T A N T
                           P R O X Y   R E M I N D E R







                               PCB Holding Company

YOUR VOTE ON PCB HOLDING COMPANY'S STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR
DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO PCB HOLDING COMPANY TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

                             THE BOARD OF DIRECTORS
                            PEOPLES BUILDING AND LOAN
                                ASSOCIATION, F.A.


          If you have already mailed your proxy card(s), please accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                                   at (812) -

--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

        PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'













                      PCB Holding Company is Going Public!



      You may now own a part of Peoples Building and Loan Association, F.A.
                          by purchasing shares of stock
                   in its holding company, PCB Holding Company


                          Please take a prospectus, and
                for further information about the stock offering
                            call the Stock Center at

                                    (  )   -









--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                             NEWSPAPER ADVERTISEMENT


                                    NEW ISSUE








                               PCB Holding Company
                        the proposed holding company for
                   Peoples Building and Loan Association, F.A.
                                is going public!


             Up to 345,000 shares of Common Stock are being offered
                  at a Subscription Price of $10.00 per share.


                              For Information Call:
                                  Stock Center

                           Telephone (812) __________



                     or stop by the Stock Center located at
                                 819 Main Street
                            Tell City, Indiana 47586


The Subscription Offering period deadline is 12:00 Noon, local time_________, 1998.



--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                                 YOU'RE INVITED

You are cordially invited to attend our Community Meeting where you will find out more about Peoples Building and Loan and our stock offering including...

     o A presentation by senior management discussing Peoples Building and Loan strategy and performance.

     o An explanation of Peoples Building and Loan's plan for converting to a stock form of ownership.

     o A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of Peoples Building and Loan.

There will be no sales pressure. You will receive PCB Holding Company stock offering materials, including a prospectus. It is up to you to decide if a stock purchase matches your investment objectives.

For more details PCB Holding Company stock offering, attend this informative and convenient Community Meeting:

                           Location:
                           Date:
                           Time:


Seating is limited, so please call and reserve your seat. To make a reservation or to receive a prospectus, call (812) ___________.


                                Share Our Future.








--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------